Exhibit 10.1

CHINA CHEMICAL CORP.
1, Electric Power Road, Zhou Cun District
Zibo, People’s Republic of China 255330

July 7, 2011
Ms. Fengzhen Zhou
周凤珍
[Address]

Dear Ms. Zhou:
尊敬的周女士：

This is to confirm the terms of your appointment as a Non-Executive Director of China Chemical Corp. (the “Company”).
本任命书旨在确认您成为China Chemical Corp. 非雇员董事的任命条款。

Overall, in terms of time commitment, we expect your attendance at all the Board of Directors (the "Board") meetings and meetings of the audit, compensation and nomination committees of the Board (as applicable) and the General Meetings (if requested). In addition, you will be expected to devote appropriate preparation time ahead of each meeting.
总体而言，在时间上，我们希望您出席所有的董事会（“董事会”）会议，审计、薪酬和提名委员会的会议（如适用）和股东大会（如有要求）。此外，您需要在开会之前投入相应的时间为会议做准备。

By accepting this appointment, you have confirmed that you are able to allocate sufficient time to meet the expectations of this position.

通过接受此任命书，您确认能够分配足够的时间来达到职位要求。

1.             For and in consideration of the services to be performed by you, Company agrees to pay you as follows:

作为对您服务的回报，公司同意按以下规定向您支付薪酬：

$30,700 per year.

2.           The term of your appointment as a non-employee Director of the Company shall be for one year or until the next Annual Meeting of Stockholders.

非雇员董事的任期为一年或者直到下一届股东大会时为止。

3. You will undertake such travelling as may reasonably be necessary for the performance of your duties, including travelling for Board meetings and site visits if required.

您将会因履行董事职务的合理需要出差，包括在需要的情况下参加董事会议和实地考察。

4. You will undertake such duties and powers relating to the Company and any subsidiaries or associated companies of the Company (the “Group”) as the Board may from time to time reasonably request. Directors have the same general legal responsibilities to the Company as any other director.  The Board as a whole is collectively responsible for promoting the success of the Company by directing and supervising the Company’s affairs, inter alia, as follows:

您将履行董事会不时合理要求的与公司或其子公司，关联公司( “集团”)相关的职责。董事与其他董事的一般法律职责相同。董事会作为一个整体，通过指导和审查公司以下的事务，共同负责促进公司的成功。

4.1 Providing entrepreneurial leadership of the Group within a framework of prudent and effective controls which enable risk to be assessed and managed; and

在能够评估和管理风险的谨慎与有效控制的框架下为集团提供企业领导

4.2 Setting the Group’s strategic aims, ensures that the necessary financial and human resources are in place for the Group to meet its objectives and reviews management performance; and

制定集团的战略目标，保证必要的财务与人力资源到位以使集团实现其目标并审查高管的绩效；

4.3 Setting the Group’s values and standards and ensures that its obligations to its shareholders and others are understood and met.

确定集团的价值与标准，确保集团对股东及其他人的责任得到理解与履行。

5.	Confidential Information

机密信息

5.1 You undertake to the Company that you shall maintain in strict confidentiality all trade, business, technical or other information regarding the Company, the Group, its affiliated entities and their business affairs including, without limitation, all marketing, sales, technical and business know-how, intellectual property, trade secrets, identity and requirements of customers and prospective customers, the Company’s methods of doing business and any and all other information relating to the operation of the Company (collectively, the “Confidential Information”). You shall at no time disclose any Confidential Information to any person, firm, or entity, for any purpose unless such disclosure is required in order to fulfil your responsibilities as director.  You further undertake that you shall not use such Confidential Information for personal gain.

您承诺公司会对公司、集团及其关联实体的贸易、商业、技术及其他信息与业务，包括但不限于， 所有的市场推广、销售、技术和商业专有技术、知识产权、商业秘密、客户与潜在客户的身份和要求，公司进行业务的发稿时以及其他所有与公司运营相关的信息 （合称“机密信息”）严格保守秘密。您不得在任何时候对任何人、公司或者实体，以任何目的披露机密信息，除非该披露是为了履行董事的职责。您进一步保证不得使用机密信息谋取个人利益。

“Confidential Information” shall not include information that (i) is or becomes part of the public domain other than as a result of disclosure by you, (ii) becomes available to you on a non-confidential basis from a source other than the Company, provided that the source is not bound with respect to that information by a confidentiality agreement with the Group or is otherwise prohibited from transmitting that information by a contractual legal or other obligation, or (iii) can be proven by you to have been in your possession prior to disclosure of the information by the Company. In the event that you are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, it is agreed that you, to the extent practicable under the circumstances, will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with this paragraph 6. If a protective order or the receipt of a waiver hereunder has not been obtained, you may disclose only that portion of the Confidential Information which you are legally compelled to disclose.

“机密信息”不包括 (i）公开信息或不是因为您的披露进入公共领域的信息，（ii）从非公司来源获知的非机密信息，只要该来源是不受与本集团保密协议的约束或因为合约义务或者其他责任而被禁止传播这些信息（iii）可证明本公司披露信息给您之前已经拥有该信息。如果你被请求或者要求（通过口头质询，审问，要求提供信息或文件，传票，民事调查要求或其他方式）披露任何机密信息事件，您同意在可行的情况下，及时通知通知公司该请求或要求，以便该公司可寻求适当的保护令或免除遵守第6段的责任。如果没有收到保护令或豁免，您只可披露您在法律上被迫披露部分。

5.2 Blackout Period.   You understand that we have a policy pursuant to which no officer, director or key executive may not engage in transactions in our stock during the period commencing two weeks prior to the end of a fiscal quarter and ending the day after the financial information for the quarter and year have been publicly released.  As a member of the Board, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

5.3 禁售期。 您了解我们有禁售的政策。根据该政策任何高管、董事或者主要高管在财政季度最后两个的星期到该财政季度财务报表公布之前不得从事任何公司股票的交易。作为董事会成员，如果您在任何时候拥有跟公司财务结果有关的信息，在此信息成为公开消息之前，不能充实任何公司股票的交易。

6.	Term and Termination

任期与终止

6.1 Subject to paragraph 6.2 hereunder, this appointment shall terminate immediately and without claim for compensation on the occurrence of any of the following events:

除以下第7.2条，发生以下事件后，董事任期马上结束且没有任何补偿：

6.1.1           if you resign as a director of the Company for any reason; and/or

如果您因任何原因辞去董事一职；

6.1.2           if you are removed or not re-appointed as a director of the Company at a General Meeting of the Company in accordance with the requirements of the Delaware General Corporate Law and/or any other applicable law or regulation (the "Law") and/or the Company's Certificate of Incorporation; and/or

如果公司股东会根据特拉华州公司法和/或任何其他适用的法律法规(“法律”)和/或公司章程的要求免去您董事的职位；

6.1.3           if you have been declared bankrupt or made an arrangement or composition with or for the benefit of your creditors; and/or

如果您已被宣布破产或者为您债权人的利益作出安排或和解；

6.1.4           if you have been disqualified from acting as a director (including, but not limited to, an event in which you are declared insane or become of unsound mind or become physically incapable of performing your functions as director for a period of at least 60 days); and/or

如果您已经丧失作为董事的能力（包括但不限于，您被宣布精神失常或者精神不健全或者身体上超过无法履行作为董事的职责）；

6.15           with your death; and/or

死亡；

6.16           if an order of a court having jurisdiction over the Company requires you to resign;

如果对公司有管辖权的法院命令您辞职。

6.2 Any termination of this letter of appointment shall be without payment of damages or compensation (except that you shall be entitled to any accrued Fees or Expenses properly incurred under the terms of this letter of appointment prior to the date of such termination).

该任命书的解除不包括对任何损失或薪酬的支付 （除非根据该任命书的条款，到解除之日，您有权获得的酬金和费用的支付）。

7. On termination of this appointment, you shall return all property belonging to a Group company, together with all documents, papers, disks and information, howsoever stored, relating to a Group company and used by you in connection with this position with the Company.

本任命书终止时，请将集团所有的所有财产与所有与集团相关但为您所用的文件、文章、磁盘和无论以任何方式存储的信息归还公司。

8. Subject to the proper performance of your obligations to the Company under this letter of appointment and any applicable law, the Company agrees that you will be free to accept other appointments and directorships provided that:

在您恰当地履行本任命书及任何法律规定的对公司职责的前提下，公司同意您可以自由接受其他任命担任其他公司董事，只要

8.1 They do not in any way conflict with the interests of the Company or any member of the Group; and

其他的任职不会与公司或者集团任何成员产生利益冲突；

8.2 They do not restrict you from devoting the necessary time and attention properly to services to be performed under this letter of appointment; and

其他的任职不会限制您投入必要的时间和进来恰当地履行本任命信规定的职责。

8.3 In the event that you become aware of any potential conflicts of interest, these must be disclosed to the Chairman and/or the Chief Executive Officer (the "CEO") of the Company as soon as they become apparent.

如果您了解到任何潜在的利益冲突，必须在冲突明确之后尽快向董事会主席和/或CEO披露。

9. The performance of individual directors and the Board and its committees is evaluated annually.  If, in the interim, there are any matters which cause you concern about your position, you should discuss them with the Chairman and/or the CEO as soon as is appropriate.

每位董事及整个董事会及其委员会的绩效按年度评估。如果在此期间，有任何事情引起您对所任职位的担心，请与董事会主席和/或CEO在合适的情况下尽早商谈。

10. In addition to any right pursuant to applicable law, occasions may arise when you consider that you need professional advice in the furtherance of your duties as a director.  Circumstances may occur when it will be appropriate for you to seek such advice from independent advisors at the Company’s expense, to the extent provided under applicable law and subject to the prior written approval of the CEO.

除了适用法律规定的任何权利，您可能会需要专业的建议来进一步履行董事职责。在某些情况下您可以想独立顾问寻求意见，而由公司支付相关费用，只要该咨询是在法律许可的范围内并经CEO 批准。

11. This letter refers to your appointment as a director of the Company and your (possible) membership of the audit, nomination and the remuneration committees of the board.

本任命书任命您为公司董事以及 (可能的)审计，提名和薪酬委员会成员。

12. You shall be obligated to comply at all times with the Company’s inside trading policies as in effect from time to time.

您将有义务遵守公司的内幕交易政策。

13. You shall discharge your general duties as a director pursuant to the Company's Certificate of Incorporation of the Company and applicable law.

 您将根据公司章程及适用的法律来履行董事职责。

14. This letter of appointment shall be governed by and construed in accordance with the law of the State of New York.

本任命书由纽约州法律管辖并根据纽约州法律解释。

[Signature page follows.]

【以下为签字页】

Please sign the attached copy of this letter and return it to the Company to signify your acceptance of the terms set out above.
请在本任命书上签字并将其返还给公司以示您接受以上条款。

Sincerely yours,
真诚地

CHINA CHEMICAL CORP.

/s/ Lu Feng
Name: Lu Feng
Title: Chief Executive Officer

Accepted and agreed
接受并同意

/s/ Fengzhen Zhou

Name of Director: Fengzhen Zhou

董事姓名：

Address: _ 15 Xi Ba He Bei Li, Building D, Apt 602 , Chaoyang District, Beijing.
地址：